IN THE UNITED STATES DISTRICT  COURT
             FOR THE NORTHERN DISTRICT OF  TEXAS
                     FORT WORTH DIVISION

21st CENTURY TECHNOLOGIES, INC. ET AL.

    VS                                CIVIL ACTION NO. 4:01-CV-338-Y

DOUG SPRING and  BUREN PALMER, II

     ORDER PARTIALLY GRANTING APPLICATION FOR TEMPORARY
   RESTRAINING ORDER AND SCHEDULING PRELIMINARY INJUNCTION
                           HEARING

Pending before the Court is Plaintiffs' Application for

Entry of Temporary Restraining Order, filed April 27, 2001.

After careful consideration of the Motion, the Court finds

that the motion should be GRANTED IN PART.

The Court finds that Plaintiffs will suffer immediate and

irreparable harm if defendants Doug Spring and Buren Palmer,

their agents and those persons in active concert with them,

are not enjoined immediately from attempting to sell the

enhanced technologies to third parties.  Trident

Technologies Inc. ("Trident")'s "SeaPatch" and "ProMag"

technologies constitute the bulk of Trident' s net worth,

and these magnetic-patch devices and related magnetic-patch

applications are Trident's only products.  Enjoining Spring,

Palmer, their agents and those persons in active concert

with them, from selling, conveying, or transferring

Trident's magnetic-patch technologies will assist Plaintiffs from losing the intellectual property they claim to be their own.  Additionally,  immediate injunctive relief is

necessary to avoid any potential litigation that might ensue between Plaintiffs arid any third party to whom Spring and

Palmer might attempt to sell Trident's claimed technologies.

Plaintiffs have made a sufficient showing that they are

likely to succeed on the merits.

    This ex parte order is granted without notice to

defendants Spring and Palrner because of their alleged

threat to sell, transfer, or convey the technologies to

third parties. Given Spring and Palmer's previous purported

attempt to sell, transfer, or convey the technologies, it is likely they will continue to make similar attempts before

notice can be given or before the defendants' counsel can be heard. Consequently, provision of notice to Spring and

Palmer could render the litigation fruitless.



Therefore, it is ORDERED that a temporary restraining order

is entered this day against Doug Spring and Buren Palmer,

II, ordering that they are ENJOINED from:



1.             transferring, disclosing, or using
Plaintiffs' claimed proprietary information, products, and property, including Trident's magnetic-patch technologies, to or on behalf of any person or entity;

2.             attempting to transfer or disclose
Plaintiffs' claimed proprietary information, products, and property, including Trident's magnetic-patch technologies, to any person or entity;

3.             transferring, selling, or otherwise conveying
Plaintiffs' claimed products and property, including
Trident's magnetic-patch technologies, to any person or entity; and

4-             concealing, altering, removing, or destroying
any documents concerning or relating to Plaintiffs' magnetic-patch technologies, including without limitation the patent application, blueprints, diagrams, product specifications, customer lists, marketing and sales plans, financial information, and cost and pricing information.

It is further ORDERED that this temporary restraining order

shall expire at 4:30 p.m. on Monday, May 14, 2001.

It is further ORDERED that this temporary restraining order

shall not be effective unless and until Plaintiffs or their

authorized agent executes and files with the clerk a bond or other adequate security in the amount of $50,000.00. Said

bond must be approved by the clerk of the Court.

It is further ORERED that a preliminary injunction hearing

shall be heard before this Court on Monday, May 14, 2001, at

1:30 p.m in the United States Courthouse in Fort Worth,

Texas.  Plaintiffs are hereby granted leave to commence

discovery immediately in aid of  preliminary injunction

proceedings before this Court.

It is further ORDERED that separate lists of exhibits and

witnesses,  except those offered solely for impeachment,

shall be filed with the clerk of the Court and served on

opposing counsel so that they are received no later than

9:30 a.m. on Friday, May 11, 2001. The witness lists shall

indicate, as to each witness, whether the witness will be

presented by affidavit or live testimony.

It is further ORDERED that no later than 9:30 a.m on Friday,

May 11, 2001, each party provide the Court with two three-

ring notebooks, each containing one set of copies of every

exhibit that the party plans to offer at the preliminary

injunction hearing, each exhibit bearing the case number of

this action, the exhibit number, and the identity of the

offering party, the exhibits being preceded by a table of

contents setting forth the number and a brief description of each exhibit.

It is further ORDERED that the parties will be allotted two

hours per side to present their evidence and arguments at

the preliminary injunction hearing. 1

It is further ordered that any requested relief not

expressly granted herein is DENIED.



         SIGNED April 30, 2001 at 2:25 o'clock p.m.




                                      /s/ Terry R. Means
                                    TERRY R. MEANS
                                   UNITED STATES DISTRICT
JUDGE






1. In view of the limited time available for the preliminary injunction hearing, the Court suggests that the parties stipulate that affidavits wil1 be admitted in lieu of direct examination and that the affiants will be present at the preliminary injunction hearing for cross-examination.